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                                                                       EXHIBIT B




                             NAIC GROWTH FUND, INC.

                                INDEX TO BY-LAWS

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                                                                                                  PAGE
                                                                                                  ----

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ARTICLE I   Offices..................................................................................1
  1.01   Principal Office............................................................................1
  1.02   Other Offices...............................................................................1

ARTICLE II   Seal....................................................................................1
  2.01   Seal .......................................................................................1

ARTICLE III   Capital Stock..........................................................................1
  3.01   Issuance of Shares..........................................................................1
  3.02   Certificate for Shares......................................................................1
  3.03   Transfer of Shares..........................................................................2
  3.04   Registered Shareholders.....................................................................2
  3.05   Lost or Destroyed Certificates..............................................................2
  3.06   Lien .......................................................................................2
  3.07   Stock Ledger................................................................................2
  3.08   Regulations.................................................................................3

ARTICLE IV   Shareholders and Meetings of Shareholders...............................................3
  4.01   Place of Meetings...........................................................................3
  4.02   Annual Meeting..............................................................................3
  4.03   Special Meetings............................................................................3
  4.04   Notice of Meetings..........................................................................3
  4.05   Record Dates................................................................................4
  4.06   List of Shareholders........................................................................4
  4.07   Quorum......................................................................................4
  4.08   Proxies.....................................................................................4
  4.09   Inspectors of Election......................................................................4
  4.10   Voting......................................................................................5
  4.11   Shareholder Action Without a Meeting........................................................5

ARTICLE V   Directors................................................................................5
  5.01   General Powers..............................................................................5
  5.02   Number of Qualifications....................................................................5
  5.03   Term of Office..............................................................................5
  5.04   Removal.....................................................................................6
  5.05   Vacancies...................................................................................6
  5.06   First Meetings..............................................................................6
  5.07   Regular Meetings............................................................................6
  5.08   Special Meetings............................................................................6
  5.09   Quorum, Required Vote, and Adjournment......................................................6
  5.10   Consent of Directors in Lieu of Meeting.....................................................6

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
  5.11   Participation -- Meeting by Telephone.......................................................6
  5.12   Executive and Other Committees..............................................................7
  5.13   Dissents....................................................................................7
  5.14   Compensation................................................................................8

ARTICLE VI   Notices, Waivers of Notice and Manner of Acting.........................................8
  6.01   Notices.....................................................................................8
  6.02   Waiver of Notice............................................................................8

ARTICLE VII   Officers...............................................................................8
  7.01   Number......................................................................................8
  7.02   Term of Office, Resignation and Removal.....................................................8
  7.03   Vacancies...................................................................................9
  7.04   Authority...................................................................................9
  7.05   Salaries....................................................................................9

ARTICLE VIII   Duties of Officers....................................................................9
  8.01   Chairman of the Board.......................................................................9
  8.02   President...................................................................................9
  8.03   Vice President..............................................................................9
  8.04   Secretary...................................................................................9
  8.05   Treasurer...................................................................................9
  8.06   Assistant Secretaries and Treasurers.......................................................10

ARTICLE IX   Investment Restrictions................................................................10
  9.01   Investment and Other Restrictions..........................................................10

ARTICLE X  Investment Adviser.......................................................................10
  10.01  Investment Adviser.........................................................................10

ARTICLE XI   Special Corporate Acts.................................................................11
  11.01  Orders for Payment of Money................................................................11
  11.02  Contracts and Conveyances..................................................................11

ARTICLE XII   Books and Records.....................................................................11
  12.01  Maintenance of Books and Records...........................................................11
  12.02  Reliance on Books and Records..............................................................11

ARTICLE XIII   Indemnification......................................................................12
  13.01  Non-Derivative Actions.....................................................................12
  13.02  Derivative Action..........................................................................12
  13.03  Mandatory Indemnification..................................................................13
  13.04  Determination that Indemnification is Proper...............................................13
  13.05  Expense Advance............................................................................14
  13.06  Exclusivity of By-Laws.....................................................................14
  13.07  Former Directors and Officers..............................................................14
  13.08  Insurance..................................................................................14

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
ARTICLE XIV   Amendments............................................................................14
  14.01  By the Stockholders........................................................................14
  14.02  By the Directors...........................................................................15

ARTICLE XV   Fiscal Year............................................................................15
  15.01  Fiscal Year................................................................................15

ARTICLE XVI   Auditors..............................................................................15
  16.01  Auditor....................................................................................15

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                                    BY-LAWS

                                       OF

                             NAIC GROWTH FUND, INC.


                                    ARTICLE I

                                     OFFICES

                  1.01 Principal Office. The principal office of the Corporation shall be at such place within the State of Maryland as the Board of Directors shall determine from time to time.

                  1.02 Other Offices. The Corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.


                                   ARTICLE II

                                      SEAL

                  2.02 Seal. The Corporation shall have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.


                                   ARTICLE III

                                  CAPITAL STOCK

                  3.01 Issuance of Shares. The shares of capital stock of the Corporation shall be issued in such amounts, at such times, for such consideration, and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the Corporation and the further provisions of these By-Laws, and subject also to any requirements or restrictions imposed by the laws of the State of Maryland or the Investment Company Act of 1940, as amended.

                  3.02 Certificate for Shares. Unless otherwise provided by the Board of Directors and permitted by law, the shares of the Corporation may be represented by certificates signed by the President, a Vice President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof; except that certificates for fractional shares will not be delivered in any case. The signatures of the officers may be facsimiles if the certificate is counter-signed by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the


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date of issuance. A certificate representing shares shall state upon its face that the Corporation is formed under the laws of the State of Maryland; the name of the person to whom it is issued; the number and the class of shares, and the designation of the series, if any, which the certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value; and such other provisions as may be required by the laws of the State of Maryland.

                  3.03 Transfer of Shares. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender of the certificate therefore, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the Corporation may require.

                  3.04 Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any shares of stock are registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by the shareholders, and for the purpose of notices to shareholders, and for all other persons whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Maryland.

                  3.05 Lost or Destroyed Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the Corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of directors may require as a condition precedent to the issuance of new certificates any or all of the following:

                           (a) Presentation of additional evidence or proof of the loss, destruction or mutilation claimed;

                           (b) Advertisement of loss in such manner as the Board of Directors may direct or approve;

                           (c) A bond or agreement of indemnity, in such form and amount and with such securities, or without securities as the Board of Directors may direct or approve; and

                           (d)      The order or approval of a court or judge.

                  3.06 Lien. The Corporation shall have a lien upon all capital stock and property invested in the Corporation for all debts due to the Corporation from the owners thereof. The right of the Corporation to such lien shall be expressly stated on the certificates representing the capital stock in the Corporation.

                  3.07 Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the


                                       2

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shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

                  3.08 Regulations. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.


                                   ARTICLE IV

                    SHAREHOLDERS AND MEETING OF SHAREHOLDERS

                  4.01 Place of Meetings. All meetings of shareholders shall be held at the principal offices of the Corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

                  4.02 Annual Meeting. The annual shareholders meeting shall be held on the third Thursday of April at 2:00 p.m. commencing with the year 2002. If that day is a legal holiday, then the next day at 2:00 p.m. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

                  4.03 Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board or the President and shall be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast at such meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary of the Corporation shall inform the shareholders who make a request for a special meeting of the reasonably estimated cost of preparing and mailing a notice of the meeting and upon payment of these costs to the Corporation, notify each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting may not be called to consider any manner which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding twelve (12) months.

                  4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given no less than ten (10) nor more than ninety (90) days before the date of the meeting of each shareholder of record entitled to vote at the meeting, either personally, or by mailing such notice to his last address as it appears on the books of the Corporation, or by leaving such notice at his residence or usual place of business. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as

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might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record, on the new record date, entitled to notice as provided in this By-Law.

                  4.05 Record Dates. The Board of Directors, the Chairman of the Board or the President may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders for an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or from the purpose of any other action. The date fixed shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. However, the stock transfer books of the Corporation shall not be closed for a period longer than twenty (20) days. In such case, only such shareholders as shall be entitled to notice of and to vote at such meeting or adjustment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, or otherwise, after such record date. Nothing in this By-Law shall affect the rights of a shareholder and his transferee or transferor as between themselves.

                  4.06 List of Shareholders. The Secretary of the Corporation or the agent of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

                  4.07 Quorum. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Maryland, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this By-Law applies in determining the presence of a quorum of such class or series for transaction of such item of business.

                  4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A proxy shall be signed by the shareholder or his authorized agent or representative and shall not be valid after the expiration of three (3) years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Maryland.

                  4.09 Inspectors of Election. The Board of Directors, in advance of a shareholders' meeting, may, and on request of one or more shareholders entitled to vote thereat who together are, and for at least six (6) months have been, shareholders of at least five (5%) percent of the outstanding stock of the Corporation, shall appoint one or more inspectors. In case




                                       4
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a person appointed fails to appear to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and the vote as certified by the inspectors.

                  4.10 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing and signed by the shareholder or his proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or the laws of the State of Maryland. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

                  4.11 Shareholder Action Without a Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the following are filed with the records of shareholder meeting:

                           (a) A unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter; and

                           (b) A written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.


                                   ARTICLE V

                                   DIRECTORS

                  5.01 General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Articles of Incorporation.

                  5.02 Number of Qualifications. The number of directors which shall constitute the whole Board shall not be less than five (5) nor more than twelve (12), the number thereof to be determined and fixed by the Board of Directors. Directors need not be shareholders.

                  5.03 Term of Office. Except as provided elsewhere in these By-Laws and the Articles of Incorporation, directors shall be elected at the annual meeting of the shareholders and each director shall serve for one (1) year or until his successor shall be elected or until his resignation or removal.






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                  5.04 Removal. The stockholders may at any time at a meeting expressly called for that purpose, remove any or all of the directors, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. No director may be removed when the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire Board were then being elected.

                  5.05 Vacancies. Vacancies and newly created directorships resulting from any vacancies in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  5.06 First Meetings. The first meeting of each newly elected Board of Directors may be held without notice immediately after the annual meeting of the stockholders for the purpose of the organization of the Board, the election of officers, and the transactions of such other business as may properly come before the meeting.

                  5.07 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Maryland, as shall from time to time be determined by the Board.

                  5.08 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of three (3) directors. Such meetings shall be held at such time and at such places, within or without the State of Maryland, as shall be determined by the officer or by the directors requesting the meeting. Notice of the time and place thereof shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least two (2) days before the date on which the meeting is to be held. Such notice need not state the purposes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  5.09 Quorum, Required Vote, and Adjournment. The presence, at any meeting, of a majority of the total number of directors then in office, shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Articles of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present.

                  5.10 Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  5.11 Participation -- Meeting by Telephone. A member of the Board or any committee thereof may participate in a meeting of such Board or committee by means of


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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                  5.12 Executive and Other Committees. The Board of Directors may, by resolution passed by majority of the whole Board, appoint three (3) or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the Corporation, except that the Committee shall not have the power or authority to:

                           (a)      Amend the Articles of Incorporation;

                           (b)      Adopt an Agreement of Merger or
                                    Consolidation;

                           (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                           (d) Recommend to shareholders a dissolution of the Corporation or revocation of a dissolution;

                           (e) Recommend to shareholders any action which requires shareholder approval;

                           (f)      Amend these By-Laws;

                           (g)      Fill vacancies in the Board;

                           (h) Fix the compensation of the directors for serving on the Board or on a committee; or

                           (i) Unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

         The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

                  5.13 Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which he is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless he announces his dissent at the meeting and his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within twenty-four (24) hours after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action or who failed to make his dissent known at the meeting. A director who is absent from a meeting of the Board, or a committee thereof of which





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

he is a member, at which any such action is taken is presumed to have concurred in the action unless he files his written dissent with the Secretary of the Corporation within a reasonable time after he has knowledge of the action.

                  5.14 Compensation. The Board of Directors, by affirmative vote or a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers.


                                   ARTICLE VI

                 NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

                  6.01 Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telegram, radiogram or cablegram to any shareholder, director or committee member at his last address as it appears on the books of the Corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

                  6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of Shareholders, directors or committee of directors may be waived by telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Maryland. However, attendance of a person at any meeting of shareholders, directors or a committee of directors, who attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, shall not constitute a waiver of notice.


                                   ARTICLE VII

                                    OFFICERS



                  7.01 Number. The Board of Directors shall elect or appoint a Chairman of the Board, a President, a Secretary and a Treasurer, and may elect one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. The Chairman of the Board and President shall be members of the Board of Directors. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two (2) or more officers.

                  7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of any officer does not of itself create contract rights.

                  7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

                  7.04 Authority. All officers, employees and agents of the Corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the Corporation as may be designated by the Board of Directors and these By-Laws.

                  7.05 Salaries. No officer of the Corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that he is also a director of the Corporation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors.


                                  ARTICLE VIII

                               DUTIES OF OFFICERS

                  8.01 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and of the Board of Directors at which he is present. He shall see that all orders and resolutions of the Board are carried into effect, and he shall have the general powers of supervision and management usually vested in the chief executive officer of a Corporation, including the authority to vote all securities of other corporations and business organizations which are held by the Corporation. In the event the Corporation does not have a Chairman of the Board, the President shall assume the duties described herein.

                  8.02 President. The President shall be the chief operating officer of the Corporation and shall have the general powers of supervision and management over the day-to-day operations of the Corporation. In the absence, disability or if the Corporation does not have a Chairman of the Board, he also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these By-Laws.

                  8.03 Vice President. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform his duties and exercise his powers and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

                  8.04 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

                  8.05 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of




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


the Corporation; and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall render to the President and directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may delegate any of his duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

                  8.06 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of his absence or disability. The Assistant Treasurers, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his absence or disability. The Assistant Secretaries and Assistant Treasurer shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.


                                   ARTICLE IX

                             INVESTMENT RESTRICTIONS

                  9.01 Investment and Other Restrictions. The Corporation is to be registered under the Investment Company Act of 1940 ("Investment Company Act") as a "diversified company" as that term is defined in Section 5(b) of the Investment Company Act and, therefore, must maintain at least seventy-five (75%) percent of the value of its total assets in the form of:

                           (a)      Cash and cash items (including receivables);

                           (b)      Government securities;

                           (c)      Securities of other investment companies;
                                    and

                           (d) Other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than five (5%) percent of the value of the total assets of the Corporation, and to not more than ten (10%) percent of the outstanding voting securities of such issuer.

In addition, the Corporation will elect to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and therefore, the Corporation shall not invest in any investment or take any action which would result in the Corporation failing to qualify as a "regulated investment company".

                                    ARTICLE X

                               INVESTMENT ADVISER

                  10.01 Investment Adviser. The Board of Directors, with the approval of the shareholders and consistent with the Articles of Incorporation, may enter into a contract with any person, firm or Corporation to act as investment adviser for the Corporation and to perform such duties and render such other services as shall be deemed necessary. Any such contract shall provide that it may be terminated at any time by the Corporation without penalty and upon not more than sixty (60) days written notice and shall be automatically terminated in the event of its assignment. Any such contract shall continue in effect only if approved in accordance with the provisions of the Investment Company Act or any successor statute as amended from time to time. Such contract may contain any other provision not inconsistent with the Articles of Incorporation and these By-Laws.


                                   ARTICLE XI

                             SPECIAL CORPORATE ACTS

                  11.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange or orders for payment of money to the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  11.02 Contracts and Conveyances. The Board of Directors of the Corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the execution officers or agents, the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto.


                                   ARTICLE XII

                                BOOKS AND RECORDS

                  12.01 Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders as the Board may deem advisable, and as shall be required by the laws of the State of Maryland and other states of jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Maryland in a place which the Board shall determine.

                  12.02 Reliance on Books and Records. In discharging his duties, a director or an officer of the Corporation, when acting in good faith, may rely upon the opinion of counsel for the Corporation, upon the report of any independent appraiser selected with reasonable care by the Board, or upon financial statements of the Corporation represented to him to be correct by the President or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation.

                                  ARTICLE XIII

                                 INDEMNIFICATION

                  13.01 Non-Derivative Actions. Subject to all of the other provisions of this Article XIII, the Corporation shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding unless it is proved that:

                           (a) The act or omission of such individual was material to the cause of action adjudicated in such proceeding; and

                                    (i)     was committed in bad faith; or

                                    (ii)    was a result of active and
                                            deliberate dishonesty; or

                           (b) Such individual actually received an improper personal benefit in money, property or services; or

                           (c) In the case of any criminal proceeding, such individual had reasonable cause to believe that the act or omission was unlawful.

The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  13.02 Derivative Action. Subject to all of the provisions of this Article XIII, the Corporation shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action, suit or proceeding unless it is proved that:

                           (a) The act or omission of such individual was material to the cause of action adjudicated in such proceeding; and

                                    (i)     was committed in bad faith; or

                                    (ii)    was a result of active and
                                            deliberate dishonesty; or

                           (b) Such individual actually received an improper personal benefit in money, property or services; or

                           (c) In the case of any criminal proceeding, such individual had reasonable cause to believe that the act or omission was unlawful.

However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

                  13.03 Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits in defense of an action, suit, or proceeding referred to in Section
13.01 or 13.02 of these By-Laws, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section.

                  13.04 Determination that Indemnification is Proper. All indemnification under Section 13.01 and 13.02 of these By-Laws, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 13.01 or 13.02. This determination shall be made in any of the following ways:

                           (a) By a majority vote of a quorum of the Board consisting of directors who were not parties to the actions, suits, or proceedings.

                           (b) If the quorum described in Subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

                           (c) By independent legal counsel in a written opinion.

                           (d)      By the shareholders.



If a person is entitled to indemnification under Sections 13.01 or 13.02 of these By-Laws for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                  13.05 Expense Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Section 13.01 or 13.02 of these By-Laws, may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of:

                           (a) a written affirmation by the director, officer, employee or agent of such individuals good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in these By-Laws and under the laws of the State of Maryland; and

                           (b) an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

                  13.06 Exclusivity of By-Laws. The indemnification or advancement of expenses provided in the preceding sections of Article XIII is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                  13.07 Former Directors and Officers. The indemnification provided in the foregoing sections of Article XIII continues as to a person who ceases to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrator of the person.

                  13.08 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status of such, whether or not the Corporation would have power to indemnify him against such liability under these By-Laws or the laws of the State of Maryland.


                                   ARTICLE XIV

                                   AMENDMENTS

                  14.01 By the Stockholders. These By-Laws may be amended or repealed, or new By-Laws may be made and adopted, by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders provided that notice of intention to amend shall be contained in the notice of the meeting, and provided, further, that neither Section 5.03, Section 5.04, Section 14.01 nor Section 14.02 of these By-Laws may be amended or replaced except under the affirmative vote of sixty-six and two-thirds (66-2/3%) percent of all the stock of the Corporation issued and outstanding and entitled to vote.

                  14.02 By the Directors. These By-Laws, including amendments adopted by the stockholders, may be amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board, provided that notice of intention to amend shall have been contained in the notice of meeting, and provided, further, that neither Section 5.03, Section 5.04, Section 14.01 nor Section 14.02 of these By-Laws may be amended or replaced except upon the affirmative vote of sixty-six and two-thirds (66-2/3%) percent of all the members of the Board of Directors.


                                   ARTICLE XV

                                   FISCAL YEAR

                  15.01 Fiscal Year. The Fiscal Year of the Corporation shall begin on the 1st day of January of each year.


                                   ARTICLE XVI

                                    AUDITORS

                  16.01 Auditor. An auditor shall be selected annually in accordance with the Investment Company Act or any successor statute.




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